Exhibit 3.1

BVI COMPANY NUMBER: 1958347

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION
AND
ARTICLES OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

Incorporated on 19 October 2017

Approved by written resolutions of the sole director dated 12 April, 2024 and written resolutions of the members dated 15 April, 2024

Filed on 16 April, 2024

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT

THIRD AMENDED AND RESTATED

 MEMORANDUM OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

1.	NAME

The name of the company is Kandi Technologies Group, Inc. (the “Company”).

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

The first registered office of the Company is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The first registered agent of the Company is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

4.	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of subparagraph (a), full rights, powers and privileges.

5.	NUMBER AND CLASSES OF SHARES

The Company is authorised to issue up to a maximum of 330,000,000 shares, including 300,000,000 shares of ordinary shares, with a par value of US$0.001 each (the “Ordinary Shares”), in one or more series, and 30,000,000 shares of preferred shares, with a par value of US$0.001 each, in one or more series.

6.	RIGHTS ATTACHING TO ORDINARY SHARES

Subject to the Articles, the terms of the issue of any Ordinary Share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.	CHANGES IN AUTHORISED SHARES

By Resolution of Directors, the Company may (i) consolidate and divide all or any of the unissued authorised shares into shares of a larger amount than the existing shares; (ii) sub-divide the shares, or any of them into shares of smaller amount that is fixed by this Memorandum, subject nevertheless to the provisions of the Act; or (iii) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

8.	POWER OF DIRECTORS TO AUTHORISE AND ISSUE PREFERENCE SHARES

Notwithstanding any other provision of this Memorandum or the Articles, the Company may from time to time by Resolution of the Directors, without Member consent, amend this Memorandum or the Articles to create new classes of shares and fix the rights preferences and restrictions of such number of preferred shares as the Directors in their sole discretion deem fit, which shares may be issued in one or more series, and authorise their issuance.

9.	VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of three-fourth of the holders of the issued shares of that class or series or with the sanction of a resolution passed by a two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The quorum shall be at least the shareholders holding or representing by proxy at least a majority of the issued shares of the class.

10.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU OR SUPERIOR

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or superior thereto.

11.	REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

12.	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 9, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members;

(d)	to clauses 6, 9, 10 or this clause 12.

13.	DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the day of 19th day of October, 2017.

Incorporator

/s/ Rexella D. Hodge
(Sd.) Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

(a company limited by shares)

TABLE OF CONTENTS

		Page
INTERPRETATION		9

1.	Definitions	9

SHARES		10

2.	Power to Issue Shares	10
3.	Power of the Company to Purchase its Shares	10
4.	Treatment of Purchased, Redeemed or Acquired Shares	10
5.	Treasury Shares	11
6.	Consideration	11
7.	Forfeiture of Shares	11
8.	Share Certificates	12
9.	Fractional Shares	12

REGISTRATION OF SHARES		12

10.	Register of Members	12
11.	Registered Holder Absolute Owner	12
12.	Transfer of Registered Shares	12
13.	Transmission of Registered Shares	13

ALTERATION OF SHARES		13

14.	Power to Alter Shares	13
15.	Restrictions on the Division of Shares	132

DISTRIBUTIONS		13

16.	Distributions	13
17.	Power to Set Aside Profits	14
18.	Unauthorised Distributions	14
19.	Distributions to Joint Holders of Shares	14

MEETINGS AND CONSENT OF MEMBERS		14

20.	Meetings and Location	14
21.	Requisitioned Meetings	14
22.	Notice	14
23.	Instrument of Proxy	15
24.	Voting by Joint Holders of Shares	16
25.	Participating in Meetings by Telephone	16
26.	Quorum at General Meetings	16
27.	Chairman to Preside	16
28.	Adjournment of General Meetings	16
29.	Power to Demand a Vote on a Poll	16
30.	Representation of Members	17
31.	Directors Attendance at General Meetings	17
32.	Action by Written Consent	17
33.	Annual General Meeting	17

NOTICE OF MEMBER BUSINESS AND NOMINATIONS		17

34.	Special Meetings	17

DIRECTORS AND OFFICERS		18

35.	Election of Directors	18
36.	Number of Directors	18
37.	Term of Office of Directors	18
38.	Removal of Directors	18
39.	Vacancy in the Office of Director	18
40.	Remuneration of Directors	18
41.	Resignation of directors	19
42.	Directors to Manage Business	19
43.	Committees of Directors	19
44.	Officers and Agents	20
45.	Removal of Officers and Agents	20
46.	Duties of Officers	20
47.	Remuneration of Officers	20
48.	Standard of Care	21
49.	Conflicts of Interest	21
50.	Indemnification and Exculpation	21

MEETINGS OF THE BOARD OF DIRECTORS		22

51.	Board Meetings	22
52.	Notice of Board Meetings	22
53.	Participation in Meetings by Telephone	22
54.	Quorum at Board Meetings	22
55.	Board to Continue in the Event of Vacancy	23
56.	Chairman to Preside	23
57.	Powers of Sole Director	23
58.	Proceedings if One Director	23

CORPORATE RECORDS		23

59.	Documents to be Kept	23
60.	Inspection of Records	24
61.	Form and Use of Seal	24

ACCOUNTS		25

62.	Books of Account	25
63.	Form of Records	25

AUDITS		25

64.	Audit	25
65.	Appointment of Auditor	25
66.	Remuneration of Auditor	25
67.	Duties of Auditor	25
68.	Access to Records	25
69.	Auditor Entitled to Notice	25

JURISDICTION		26

70.	Exclusive Jurisdiction of the Courts of the British Virgin Islands	26

LITIGATION COSTS		26

71.	Costs of Claim	26

VOLUNTARY LIQUIDATION		26

72.	Liquidation	26

FUNDAMENTAL CHANGES		26

73.	Changes	26
74.	Continuation under Foreign Law	26

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, as from time to time amended or restated;

Articles	these Articles of Association as originally registered or as from time to time amended or restated;

Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;

Company	Kandi Technologies Group, Inc.;

Distribution	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

Exchange	Act Securities Exchange Act of 1934, as amended;

Member	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;

Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

Resolution of Directors	(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

(b) a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be;

Resolution of Members	(a) a resolution approved at a duly convened and constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; or

(b) a resolution consented to in writing by a majority of the votes of those Members entitled to vote thereon.

Seal	the common seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Securities Act	the United States Securities Act of 1933, as amended; and

Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)	a reference to money is unless otherwise stated a reference to the currency in which shares of the Company shall be issued;

(f)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3	In these Articles, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.	Power of the Company to Purchase its Shares

Subject to these Articles, the Company may by Resolution of Directors purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.	Treatment of Purchased, Redeemed or Acquired Shares

4.1	Subject to Article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2	The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5.	Treasury Shares

5.1	Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2	All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.	Consideration

6.1	A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2	No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)	the amount to be credited for the issue of the share; and

(b)	that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3	No share may be issued by the Company that:

(a)	increases the liability of a person to the Company; or

(b)	imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4	The consideration for a share with par value shall not be less than the par value of the share.

6.5	A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.	Forfeiture of Shares

7.1	Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2	The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3	Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment forfeit and cancel the share to which the notice relates and direct that the register of members be updated.

7.4	Upon forfeiture and cancellation pursuant to Article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.	Share Certificates

The Company is not required to issue certificates in respect of its shares to a Member.

9.	Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2	The register of members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of members.

11.	Registered Holder Absolute Owner

11.1	The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2	The Company may treat the holder of a registered share as the only person entitled to:

(a)	exercise any voting rights attaching to the share;

(b)	receive notices;

(c)	receive a Distribution in respect of the share; and

(d)	exercise other rights and powers attaching to the share.

12.	Transfer of Registered Shares

12.1	Registered shares may be transferred by either a written instrument of transfer signed by the transferor and containing the name of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with the requirements applicable to shares listed on the Nasdaq Stock Market or any other national stock market in the United States, the Exchange Act and these Articles.

12.2	The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer for reasons that shall be specified in the resolution. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.3	Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.4	The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of members.

13.	Transmission of Registered Shares

13.1	The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share.

13.2	Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14.	Power to Alter Shares

14.1	The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

14.2	Subject to the Memorandum and these Articles, the Company may:

(a)	divide its shares, including issued shares, into a larger number of shares; or

(b)	combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3	A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.	Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16.	Distributions

16.1	The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2	Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 22 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

17.	Power to Set Aside Profits

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18.	Unauthorised Distributions

18.1	If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2	A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.	Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

MEETINGS AND CONSENT OF MEMBERS

20.	Meetings and Location

The Board may convene meetings of the Members of the Company at such times and in such manner and place within or outside the British Virgin Islands as the Board considers necessary or desirable.

21.	Requisitioned Meetings

Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of a matter for which the meeting is requested, the Board shall convene a meeting of Members. Any such request shall state the proposed purpose of the meeting.

22.	Notice

22.1	The Board shall give not less than seven days’ notice of meetings of Members to those persons whose names, on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting.

22.2	In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the

Board may fix a record date (the “Record Date”), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which Record Date: (a) in the case of determination of Members entitled to vote at any meeting of Members, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no Record Date is fixed: (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the Record Date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

22.3	A meeting of Members may be called on short notice:

(a)	if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose, the presence at the meeting shall be deemed to constitute waiver.

22.4	The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received a notice, that has been properly given, shall not invalidate the meeting.

23.	Instrument of Proxy

23.1	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

23.2	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

23.3	An instrument appointing a proxy shall be in substantially the following form or such other form as the Board may determine or the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy:

appointing the proxy:

(Name of Company)

I/We being a member of the above Company

with shares HEREBY APPOINT

of or failing him of

to be my/our proxy to vote for me/us at the

meeting of Members to be held on the day of

and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of

…………………………..

Member

A proxy need not be a Member, and a Member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier.

24.	Voting by Joint Holders of Shares

The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

25.	Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

26.	Quorum at General Meetings

26.1	A meeting of Members is duly constituted if at the commencement of the meeting there are present in person or by proxy not less than one third of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid resolution of Members.

26.2	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of Members, shall be dissolved; in any other case it shall be adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken.

27.	Chairman to Preside

At every meeting of Members, the Chairman of the Board shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose someone of their number to be the Chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as Chairman.

28.	Adjournment of General Meetings

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

29.	Power to Demand a Vote on a Poll

At any meeting of the Members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

30.	Representation of Members

30.1	Any person other than an individual shall be regarded as one Member and, subject to the specific provisions hereafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such Member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. If case of doubt, the Board may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

30.2	Any person other than an individual which is a Member of the Company may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company.

30.3	The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of the being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

31.	Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

32.	Action by Written Consent

Any corporate action required by the Articles or applicable laws, to be voted upon or approved at a duly called meeting of the Members may be accomplished without a meeting if a written memorandum of the Members, setting forth the action so taken, is signed by the such number of Members as would be necessary to effect or approve such action at a duly called meeting, unless a different proportion of voting power is required under applicable law.

33.	Annual General Meeting

A meeting of Members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time unless the Company elects to rely on the exemption available under the NASDAQ Stock Markets (“NASDAQ”) complying with the regulations and rules under the United States Securities and Exchange Commission (the “SEC”) and receives the approval from the NASDAQ.

NOTICE OF MEMBER BUSINESS AND NOMINATIONS

34.	Special Meetings

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred shares, special meetings of the Members of the Company may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of Members. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of Members of the Company. Nominations of persons for election to the Board of the Company and Member proposals of other business shall not be brought before a special meeting of Members to be considered by the Members unless such special meeting is held in lieu of an annual meeting of Members, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Articles.

DIRECTORS AND OFFICERS

35.	Election of Directors

35.1	The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Members at the annual meeting of Members.

35.2	No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

35.3	A director shall not require a share qualification, and shall be an individual.

36.	Number of Directors

The minimum number of directors shall be two (2). The number of directors may be fixed from time to time by a Resolution of Directors or Resolution of Members. No decrease in the number of directors shall shorten the term of any incumbent director.

37.	Term of Office of Directors

Each director shall hold office until the next annual meeting of shareholders and/or until his/her successor shall have been elected and qualified.

38.	Removal of Directors

38.1	Subject to the rights, if any, of any series of undesignated preferred shares to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the Board) may be removed from office (i) only with cause and (ii) only by a Resolution of the Members. At least forty-five (45) days prior to any annual or special meeting of the Members at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

38.2	Notice of a meeting called under Article 38.1 shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

39.	Vacancy in the Office of Director

39.1	Notwithstanding Article 35, the Board may appoint one or more directors to fill a vacancy on the Board.

39.2	For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to Article 36.

39.3	The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

40.	Remuneration of Directors

The Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

41.	Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

42.	Directors to Manage Business

42.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

42.2	The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

42.3	The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

43.	Committees of Directors

43.1	The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

43.2	Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)	to further delegate powers to a committee of directors;

(b)	to amend the Memorandum or these Articles;

(c)	to designate committees of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or approve a liquidation plan; or

(h)	to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

43.3	A committee of directors, where authorised by the Board, may appoint a sub-committee.

43.4	The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

44.	Officers and Agents

44.1	The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers, a chief executive officer, a chief financial officer, and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

44.2	Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or these Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or approve a liquidation plan;

(j)	to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

45.	Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

46.	Duties of Officers

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the chief executive officer to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the chief executive officer but otherwise to perform such duties as may be delegated to them by the chief executive officer, the Secretary to maintain the register of members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the chief financial officer to be responsible for the financial affairs of the Company.

47.	Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

48.	Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

49.	Conflicts of Interest

49.1	A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

49.2	A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 49.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

49.3	For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

49.4	A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

50.	Indemnification and Exculpation

50.1	Subject to Article 50.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

50.2	Article 50.1 does not apply to a person referred to in that Paragraph unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

50.3	The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

50.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

50.5	If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

50.6	Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

50.7	The indemnification and advancement of expenses provided by, or granted under these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

50.8	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 50.1.

MEETINGS OF THE BOARD OF DIRECTORS

51.	Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

52.	Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting , but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting. Reasonable notice for purposes of this article 52 shall mean notice that is given in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director’s business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address, at least forty-eight (48) hours in advance of the meeting.

53.	Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

54.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be a majority of the total number of directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board.

55.	Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

56.	Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

57.	Powers of Sole Director

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

58.	Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

59.	Documents to be Kept

59.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and these Articles;

(b)	the register of members or a copy of the register of members;

(c)	the register of directors or a copy of the register of directors;

(d)	the register of charges or a copy of the register of charges; and

(e)	copies of all notices and other documents filed by the Company in the previous ten years.

59.2	Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

59.3	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

59.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)	the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)	the minutes of meetings and Resolutions of Directors and committees of directors.

59.5	Where any of the minutes or resolutions described in the previous paragraph are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

59.6	Where the place at which any of the records described in Article 59.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

59.7	The Company’s records shall be kept in written form or either wholly or partly as electronic records.

60.	Inspection of Records

60.1	A director of the Company is entitled on giving reasonable notice to inspect the documents and records of the Company:-

(a)	in written form;

(b)	without charge;

(c)	a reasonable time specified by the directors; and

(d)	to make copies or take extracts from the documents and records.

60.2	Subject to Article 60.3, a Member holding at least 5% of the voting shares of the Company is entitled on giving written notice to the Company to inspect:-

(a)	the memorandum and articles;

(b)	the register of members; and

(c)	the register of directors.

60.3	The directors may, if they are satisfied that it will be contrary to the Company’s interest to allow a Member to inspect a new document, or part of a document, specified in Article 60.2(a), (b), or (c), refuse to permit the Member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking the extracts form the records.

60.4	The directors shall as reasonably practicable notify a Member of any exercise of their powers under Article 60.3.

61.	Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

ACCOUNTS

62.	Books of Account

The Company shall keep records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

63.	Form of Records

63.1	The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

63.2	The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

AUDITS

64.	Audit

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

65.	Appointment of Auditor

65.1	The auditor shall be appointed by Resolution of Directors or audit committee if there is one.

65.2	The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

66.	Remuneration of Auditor

The remuneration of the auditor of the Company may be fixed by Resolution of Directors or the audit committee if there is one.

67.	Duties of Auditor

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a)	in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)	all the information and explanations required by the auditor have been obtained.

68.	Access to Records

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

69.	Auditor Entitled to Notice

The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

JURISDICTION

70.	Exclusive Jurisdiction of the Courts of the British Virgin Islands

Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, including actions arising under the U.S. federal securities laws, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Members, or (iii) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles , or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 70.

LITIGATION COSTS

71.	Costs of Claim

In the event that (i) any Member or prior Member or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.

VOLUNTARY LIQUIDATION

72.	Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

73.	Changes

Notwithstanding section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

74.	Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Articles of Association the 19th day of October, 2017.

Incorporator

/s/ Rexella D. Hodge
(Sd.) Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited